UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 12, 2018

PETRONE WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30380	87-0652348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 N. Commerce Parkway Weston, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (855) 297-3876

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 12, 2018, we amended Article 4 of our Articles of Incorporation (the “Amendment”), as amended, to increase our authorized shares from 2,510,000,000 shares to 6,010,000,000 shares. To effect this increase, the Company’s Articles of Incorporation was amended to provide as follows:

“The authorized capital stock of the Corporation shall be 6,010,000,000 shares. The capital stock of the Corporation is divided into two classes: (1) Common Stock in the amount of 6,000,000,000 shares, having par value of $0.001 each, and (2) Preferred Stock in the amount of 10,000,000 shares, having par value of $0.001 each.”

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, which is filed hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation, as filed with the Secretary of State of Nevada effective March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.

Date: March 13, 2018	/s/ Victor Petrone
Name: Victor Petrone
Title: President/Chief Executive Officer

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